UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 31, 2017
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On October 31, 2017 Halyard Health, Inc. (the "Company" or “Halyard”) entered into a Purchase Agreement (“Purchase Agreement”) by and among Halyard and certain of its affiliates and Owens & Minor, Inc. (“Buyer”). The Purchase Agreement provides for the sale to Buyer, subject to the terms and conditions of the Purchase Agreement, of substantially all of Halyard’s Surgical and Infection Prevention (“S&IP”) business, as well as the name "Halyard Health" (and all variations of that name and related intellectual property rights) and the Company's IT system (the “Divestiture”). The total price payable by Buyer for the Divestiture is $710 million in cash, subject to certain adjustments as provided in the Purchase Agreement based on the cash, indebtedness and net working capital transferred to Buyer and its affiliates at the closing. The Company expects the transaction to close in the first quarter of 2018.
The closing of the Divestiture is subject to the satisfaction or waiver of certain customary conditions to closing, including, among others, (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other acquisition and competition laws applicable to the Divestiture, (ii) receipt of all required consents from, and the making of all required notices to, governmental authorities (subject to a material adverse effect standard), and (iii) the absence of any law, regulation, or order issued by a court or other governmental authority restraining or making illegal the Divestiture. Each party’s obligation to consummate the Divestiture is also conditioned upon the accuracy of the other party’s representations and warranties (generally subject, other than for certain representations and warranties, to a material adverse effect standard) and the other party’s having performed in all material respects its obligations under the Purchase Agreement. The closing is further subject to the completion of certain actions by the Company necessary to separate the S&IP business from the Company's remaining operations.
The Purchase Agreement contains customary representations, warranties and covenants from both Halyard and Buyer. Subject to certain exceptions and limitations, Halyard and the Buyer have agreed to indemnify each other for breaches of representations, warranties, covenants and other specified matters contained in the Purchase Agreement.
The Purchase Agreement also contains certain customary termination rights for each of Halyard and the Buyer. The Purchase Agreement may be terminated by mutual consent of Halyard and the Buyer or, subject to certain conditions, by either Halyard or the Buyer if the closing of the Divestiture has not occurred prior to July 31, 2018, as it may be extended by either party in certain circumstances, or if a governmental authority has issued a final, non-appealable order permanently prohibiting or enjoining the Divestiture. The Purchase Agreement may also be terminated by either Halyard or the Buyer if, subject to certain conditions, the other party is in breach of the Purchase Agreement and such breach would prevent the satisfaction of its closing conditions and is incapable of or has not been cured.
The Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Purchase Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the other party or its business. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the S&IP business, Halyard, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Halyard’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Form 10-Q and other documents that the Company files or has filed with the SEC.
At or before the closing of the Divestiture, Halyard and Buyer will enter into a transition services agreement with Buyer pursuant to which Halyard, Buyer and each company’s respective affiliates will provide to each other various transitional services, including, but not limited to, facilities, product supply, financial and business services, procurement, human resources, research and development, regulatory affairs and quality assurance, sales and marketing, information technology and other support services. The services generally will commence on the closing date of the Divestiture and terminate no later than two years thereafter.
The foregoing description of the Purchase Agreement and the Divestiture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be attached as Exhibit 2.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

Item 2.02    Results of Operations and Financial Condition.
The Company announced its results of operations for the three and nine months ended September 30, 2017 in a press release dated November 1, 2017, that is attached and incorporated herein by reference as Exhibit 99.1.
Item 7.01     Regulation FD Disclosure.
On November 1, 2017, Halyard issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information, including exhibits attached hereto in Item 2.02 and Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Halyard Health, Inc. on November 1, 2017
99.2	Press release issued by Halyard Health, Inc. on November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	November 1, 2017	By:	/s/ John W. Wesley
John W. Wesley, Senior Vice President and General Counsel